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                             JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of American Skiing Company, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.

Dated:  March 28, 2001                      LESLIE B. OTTEN

                                            By   /s/  Leslie B. Otten
                                               ---------------------------------



                                             ALBERT OTTEN TRUST F/B/O MILDRED
                                               OTTEN



                                             By /s/ Leslie B. Otten
                                             -----------------------------------
                                             Name: Leslie B. Otten
                                             Title: Trustee